UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 4, 2021

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, Texas Roadhouse, Inc. and certain of its subsidiaries are parties to the Amended and Restated Credit Agreement dated August 7, 2017 (the “Amended Credit Agreement”). The Amended Credit Agreement is a revolving credit agreement under which we can borrow up to $200.0 million with the option to increase the credit facility by an additional $200.0 million (subject to certain limitations set forth in the Amended Credit Agreement). The material terms of the Amended Credit Agreement are described under “Note 5 – Long-term Debt” of the Notes to Consolidated Financial Statements for Texas Roadhouse, Inc. and its subsidiaries, which Note 5 is included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2020, filed with the Securities and Exchange Commission on February 26, 2021, and which description is incorporated herein by reference.

As further disclosed, the Amended Credit Agreement was previously amended by the Amendment No. 1 to Amended and Restated Credit Agreement dated May 11, 2020 (the “Amendment No. 1”). The Amendment No.1 provided for a senior 364-day incremental revolving credit facility of up to $82.5 million.

On May 4, 2021, we entered into the Amendment No. 2 to Amended and Restated Credit Agreement (the “Amendment No. 2”) further amending the Amended Credit Agreement with a syndicate of commercial lenders led by JPMorgan Chase Bank, N.A. and PNC Bank, National Association for the purposes of extending the maturity date as further described below and increasing the amount in which we can borrow by an additional $100.0 million as further described below. The Amended Credit Agreement (as amended by the Amendment No. 1 and the Amendment No. 2) remains an unsecured, revolving credit agreement under which we can borrow up to $300.0 million with the option to increase the credit facility by an additional $200.0 million, subject to certain limitations set forth in the Amended Credit Agreement, including approval by the syndicate of lenders.

The Amendment No.2 also extends the maturity date of our credit facility until May 1, 2026.  The existing indebtedness in the amount of $190.0 million under the original credit facility will continue following the execution of the Amendment No. 2. On May 4, 2021, the existing indebtedness in the amount of $50 million under the incremental credit facility was repaid from cash on hand.

Under the Amended Credit Agreement (as amended by the Amendment No. 1 and the Amendment No. 2), we are required to pay interest on outstanding borrowing at LIBOR plus 0.875% to 1.875% and to pay a commitment fee of 0.125% to 0.300% per year for any unused portion of the credit facility, in each case depending on our leverage ratio.  The Amended Credit Agreement (as amended by the Amendment No. 1 and the Amendment No. 2) imposes the financial covenants of maintaining a fixed charge coverage ratio to be less than 2.00 to 1.00 and a maximum leverage ratio to be less than 3.00 to 1.00. The lenders’ obligations to extend credit under the Amended Credit Agreement (as amended by the Amendment No. 1 and the Amendment No. 2) will depend upon our compliance with these covenants.

Fees and expenses incurred in connection with the Amended Credit Agreement were paid from cash on hand.

The Obligations pursuant to the Amended Credit Agreement (as amended by the Amendment No. 1 and the Amendment No. 2) can be accelerated upon an Event of Default, as such terms are defined in the Amended Credit Agreement. The description of the Amended Credit Agreement (as amended by the Amendment No. 1 and the Amendment No. 2) is qualified in its entirety by (i) the copy thereof which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated August 7, 2017, (ii) the copy of the Amendment No. 1 which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated May 11, 2020 and (iii) the copy of the Amendment No. 2 which is attached hereto as Exhibit 10.1 to this report, copies of all of which are incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)         EXHIBITS

10.1	Second Amendment to Amended and Restated Credit Agreement dated as of May 4, 2021 by and among Texas Roadhouse, Inc. and the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent
104	Cover Page Interactive Data File: The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 4, 2021	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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